Prospectus Supplement No. 1
Filed Pursuant to
Rule 424(b)(3) and (c)
File No. 333-127460
13,657,101 Shares of Common Stock
SOLEXA, INC.
     This prospectus supplement supplements the prospectus, dated September 1, 2005, of Solexa, Inc. relating to the offering and sale by selling stockholders of Solexa (or by donees, pledgees, transferees and other successors in interest that receive such shares as a gift, pledge, partnership distribution or other non-sale transfer) of up to 13,657,101 shares of our common stock. This prospectus supplement should be read in conjunction with the prospectus, and is qualified by reference to the prospectus, except to the extent that the information presented herein supercedes the information contained in the prospectus. The term “Selling Stockholders” as used in the prospectus shall be deemed to include the selling stockholders identified in the table below. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any amendments or supplements thereto.
     Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 2 of the prospectus.
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is January 19, 2006.

     This prospectus supplement is being filed in connection with the distribution of shares held by Oxford BioScience Partners IV L.P. and mRNA Fund II L.P., together the Oxford Funds, each identified in the prospectus as selling stockholders, to their respective partners. No additional shares of Solexa common stock are being offered for resale hereunder. Except with respect to directors and officers of Solexa, the entities that have filed reports pursuant to Section 13(f) of the Securities Exchange Act of 1934, as amended, or the Act, and statements of beneficial ownership filed pursuant to Sections 13(d) and 13(g) of the Act, the ownership indicated in the table below is based solely on shares owned by the indicated selling stockholders as a result of a distribution of shares by the Oxford Funds on January 18, 2006. The table appearing on pages 10-13 of the prospectus under the caption “Selling Stockholders” is supplemented and amended to include the following stockholders in addition to those identified in the prospectus:

	Shares of Common				Shares of Common
	Stock Beneficially			Number	Stock Beneficially
	Owned Prior to the			of	Owned After
	Offering			Shares	Offering
				Being
Security Holders***	Shares	Percent*		Offered	Shares	Percent*
Oxford BioScience Partners IV L.P. (1), (2)	1,035,610	3.44%		490,819	544,791	1.81%
mRNA Fund II L.P. (1), (3)	10,388	*	*	5,104	5,284	*	*
125 Broad Street Fund, LLC	6,534	*	*	6,534	0	*	*
AGF IART	13,069	*	*	13,069	0	*	*
AGF VIE	30,494	*	*	30,494	0	*	*
Akzo Nobel Pharma Ventures B.V.	4,356	*	*	4,356	0	*	*
Alexandra R. Pearsall	26	*	*	26	0	*	*
Alison Taunton-Rigby	218	*	*	218	0	*	*
ALPHA 2001 L.P.	10,891	*	*	10,891	0	*	*
American Family Mutual Insurance Company	30,494	*	*	30,494	0	*	*
Artal Invest Ltd.	43,563	*	*	43,563	0	*	*
Ashley J. Stevens	436	*	*	436	0	*	*
Barry I. Eisenstein	436	*	*	436	0	*	*
Bear Stearns Private Equity Limited	10,891	*	*	10,891	0	*	*
Bernd R. Seizinger	436	*	*	436	0	*	*
Big Woods II LLC	21,781	*	*	21,781	0	*	*
Brent B. Milner	218	*	*	218	0	*	*
California Emerging Ventures II LLC	130,689	*	*	130,689	0	*	*
Catherine M. Stone Rev Tr dtd 10/18/99	1,089	*	*	1,089	0	*	*
Chaos Partners I, L.P.	4,356	*	*	4,356	0	*	*
Charles Schwab & Co., FBO Richard S. Foemmel IRA Account	436	*	*	436	0	*	*
Christopher Covington	436	*	*	436	0	*	*
Cornelius T. Ryan	108	*	*	108	0	*	*
Credit Suisse Anlagestiftung	6,534	*	*	6,534	0	*	*
CTTV Investments LLC	8,713	*	*	8,713	0	*	*
David J. Livingston, Trustee of the David J. Livingston Rev Trust — 2002	218	*	*	218	0	*	*
Dennis H. and Susan F. Langer	218	*	*	218	0	*	*
Dogwood Investments, Inc.	21,781	*	*	21,781	0	*	*

	Shares of Common				Shares of Common
	Stock Beneficially			Number	Stock Beneficially
	Owned Prior to the			of	Owned After
	Offering			Shares	Offering
				Being
Security Holders***	Shares	Percent*		Offered	Shares	Percent*
Donald E. and Janet L. Schoeny	436	*	*	436	0	*	*
Dr. Jules and Mrs. Barbara Blake	108	*	*	108	0	*	*
Dr. Stephen Ashley Lawton & Mrs. Alison Frances Lawton	218	*	*	218	0	*	*
Edward B. Roberts	436	*	*	436	0	*	*
Edward R. Gates	326	*	*	326	0	*	*
Eric W. Roberts	436	*	*	436	0	*	*
Fire and Police Pension Association of Colorado	21,781	*	*	21,781	0	*	*
Fort Washington Private Equity Investors III, L.P.	43,563	*	*	43,563	0	*	*
Frederick Frank	218	*	*	218	0	*	*
GE Capital Equity Holdings, Inc.	65,344	*	*	65,344	0	*	*
General Practitioner LLC	2,396	*	*	2,396	0	*	*
Genzyme Corporation	21,781	*	*	21,781	0	*	*
Georges Haas	218	*	*	218	0	*	*
GIMV NV — London Branch	52,276	*	*	52,276	0	*	*
Godfrey S. Rockefeller “C” Tr dtd 12/12/63 FBO Marion R. Stone	1,089	*	*	1,089	0	*	*
Gordon M. Binder and Adele H. Binder, trustees of the Binder Trust dated July 15, 2003	13,069	*	*	13,069	0	*	*
GS PEP 1999 Manager Fund Technology Holdings, LLC	1,551	*	*	1,551	0	*	*
GS PEP Technology Fund 2000 Offshore Holdings, L.P.	19,277	*	*	19,277	0	*	*
GS PEP Technology Fund 2000, L.P.	48,847	*	*	48,847	0	*	*
GS Private Equity Partners 2000 — Manager Fund, L.P.	18,993	*	*	18,993	0	*	*
GS Private Equity Partners 2000 Offshore Holdings, L.P.	17,207	*	*	17,207	0	*	*
GS Private Equity Partners 2000, L.P.	50,925	*	*	50,925	0	*	*
HarbourVest Partners VI-Parallel Partnership Fund L.P.	3,267	*	*	40,296	0	*	*
HarbourVest Partners VI-Partnership Fund L.P.	40,296	*	*	3,267	0	*	*
HarbourVest VII Venture Ltd.	21,781	*	*	21,781	0	*	*
Health Advances, Inc.	436	*	*	436	0	*	*
Helen S. Fitzgerald	436	*	*	436	0	*	*
Henry E. Blair	218	*	*	218	0	*	*
HFI Private Equity, Ltd.	32,672	*	*	32,672	0	*	*
Hiorts Finance SA	8,713	*	*	8,713	0	*	*

	Shares of Common				Shares of Common
	Stock Beneficially			Number	Stock Beneficially
	Owned Prior to the			of	Owned After
	Offering			Shares	Offering
				Being
Security Holders***	Shares	Percent*		Offered	Shares	Percent*
Howard Hughes Medical Institute	87,127	*	*	87,127	0	*	*
Immunex Corporation	8,713	*	*	8,713	0	*	*
International Business Machines Corporation	21,781	*	*	21,781	0	*	*
Jack H. Morgan	218	*	*	218	0	*	*
Jean Montagu	436	*	*	436	0	*	*
Jeffrey A. Leerink	326	*	*	326	0	*	*
Jeffrey Matthews	436	*	*	436	0	*	*
Jennifer P. Stone 1991 Revocable Trust	1,089	*	*	1,089	0	*	*
Joel S. Marcus	436	*	*	436	0	*	*
John J. & Wendy G. J. Troy	436	*	*	436	0	*	*
John R. Brown	326	*	*	326	0	*	*
Joseph R. Hyde, III	43,563	*	*	43,563	0	*	*
JP Morgan Bank, trustee for the BP Master Trust for Employee Pension Plans	43,563	*	*	43,563	0	*	*
JPMorgan Chase Retirement Plan	21,781	*	*	21,781	0	*	*
Justin P. Morreale	436	*	*	436	0	*	*
Karl H. Proppe	218	*	*	218	0	*	*
Kenneth A. Sorensen	436	*	*	436	0	*	*
Kenneth Ward	218	*	*	218	0	*	*
Klee USA Fund I, L.P.	32,672	*	*	32,672	0	*	*
Larry Abrams	436	*	*	436	0	*	*
Lee Brettman	436	*	*	436	0	*	*
Los Angeles County Employees Retirement Association	87,127	*	*	87,127	0	*	*
Lucy S. Moore	1,089	*	*	1,089	0	*	*
Luna PCC Limited 2000 Cell	436	*	*	436	0	*	*
Marc Kozin	326	*	*	326	0	*	*
Margraf Investments, LLC	436	*	*	436	0	*	*
Marion R. Stone	1,089	*	*	1,089	0	*	*
Marion R. Stone Tr dtd 12/30/87	2,178	*	*	2,178	0	*	*
Markaz Offshore Direct Investments	4,356	*	*	4,356	0	*	*
Matthew L. Clark	108	*	*	108	0	*	*
MC Life Science Ventures, Inc.	13,069	*	*	13,069	0	*	*
MCC-PCG International Private Equity Fund	13,069	*	*	13,069	0	*	*
Mellon Trust of New England, N.A., f/k/a Boston Safe Deposit and Trust Company as Trustee for the Qwest Occupational Health Trust	9,802	*	*	9,802	0	*	*
Mellon Trust of New England, N.A., f/k/a Boston Safe Deposit and Trust Company as Trustee for the Qwest Pension Trust	55,543	*	*	55,543	0	*	*

	Shares of Common				Shares of Common
	Stock Beneficially			Number	Stock Beneficially
	Owned Prior to the			of	Owned After
	Offering			Shares	Offering
				Being
Security Holders***	Shares	Percent*		Offered	Shares	Percent*
Mellon Trust of New England, N.A., f/k/a Boston Safe Deposit and Trust Company, as Trustee for the Raytheon Master Pension Trust	87,127	*	*	87,127	0	*	*
Michael E. Lytton	53	*	*	53	0	*	*
Michael R. Pavia	436	*	*	436	0	*	*
Nationwide Mutual Insurance Company	21,781	*	*	21,781	0	*	*
Nippon Life Insurance Company	43,563	*	*	43,563	0	*	*
Nordea Thematic Fund of Funds I k/s	8,713	*	*	8,713	0	*	*
OBP Management IV L.P. (1), (4)	19,998	*	*	19,998	0	*	*
Palladian Partners 2001, LLC	10,891	*	*	10,891	0	*	*
Palmer & Dodge LLP	218	*	*	218	0	*	*
Partners Group Private Equity Performance Holding Limited	17,425	*	*	17,425	0	*	*
Paul A. Kirkconnell	436	*	*	436	0	*	*
Pearl Holding Limited	21,781	*	*	21,781	0	*	*
Peter Lanciano	436	*	*	436	0	*	*
Peter O. Kliem & Ann Wolff	218	*	*	218	0	*	*
Peter Preuss	2,178	*	*	2,178	0	*	*
Peter Wirth	436	*	*	436	0	*	*
Philip J. Edmundson	326	*	*	326	0	*	*
Philip V. Holberton	218	*	*	218	0	*	*
Pravin R. Chaturvedi	326	*	*	326	0	*	*
Private Equity Investment Fund IV, LP	13,069	*	*	13,069	0	*	*
Private Equity Technology Partners III C.V.	43,563	*	*	43,563	0	*	*
Raymond N. Charest	26	*	*	26	0	*	*
RGIP, LLC	436	*	*	436	0	*	*
Rho Fund Investors II LLC	21,781	*	*	21,781	0	*	*
Richard H. Egdahl	218	*	*	218	0	*	*
Robert E. Flaherty	218	*	*	218	0	*	*
Robert Granovsky	218	*	*	218	0	*	*
Robert J. Hennessey	436	*	*	436	0	*	*
Scott M. Rocklage	436	*	*	436	0	*	*
Shalon Ventures L.P.	436	*	*	436	0	*	*
Silicon Valley Bancshares	2,178	*	*	2,178	0	*	*
Stone Street PEP Technology Fund 2000, L.P.	17,451	*	*	17,451	0	*	*
Suzanne Troy Cole	436	*	*	436	0	*	*
Teachers Insurance and Annuity Association of America	87,127	*	*	87,127	0	*	*
TH&T Partners 2001, LLC	436	*	*	436	0	*	*
The Bear Stearns Companies, Inc.	10,891	*	*	10,891	0	*	*

	Shares of Common				Shares of Common
	Stock Beneficially			Number	Stock Beneficially
	Owned Prior to the			of	Owned After
	Offering			Shares	Offering
				Being
Security Holders***	Shares	Percent*		Offered	Shares	Percent*
The John T. Lupton Trust	10,891	*	*	10,891	0	*	*
The Lloyd Cotsen 1985 Trust	10,891	*	*	10,891	0	*	*
The Markaz/Hamilton Lane Technology Fund L.P.	13,069	*	*	13,069	0	*	*
The Norinchukin Bank	21,781	*	*	21,781	0	*	*
The Regents of the University of California	108,907	*	*	108,907	0	*	*
The Robert and Francine Lent Living Trust	10,891	*	*	10,891	0	*	*
Timothy B. Stone 1994 Rev Tr	436	*	*	436	0	*	*
Timothy R. Surgenor	218	*	*	218	0	*	*
Tri-State Growth Capital Fund I L.P.	21,781	*	*	21,781	0	*	*
Trustees of Boston University	8,713	*	*	8,713	0	*	*
United of Omaha Life Insurance Company	21,781	*	*	21,781	0	*	*
Victor W. Schmitt	326	*	*	326	0	*	*
Vincent P. Stanton, Jr.	173	*	*	173	0	*	*
V-Sciences Fund Investments Pte Ltd	21,781	*	*	21,781	0	*	*
Wachovia Investors, Inc.	21,781	*	*	21,781	0	*	*
William A. Holodnak	218	*	*	218	0	*	*

Subtotal	3,045,998	10.54%		2,495,923	550,075	1.83%

*	Percentage calculations based on 30,097,987 shares of our common stock that were issued and outstanding as of January 18, 2006.

**	Represents beneficial ownership of less than 1%.

***	Addresses that are not listed are c/o Oxford BioScience Partners VI L.P., 222 Berkeley Street, Boston, MA 02116.

(1)	OBP Management IV L.P. is the general partner for Oxford Bioscience Partners IV L.P. and mRNA Fund II L.P. Mark Carthy, a former director of Solexa, is a General Partner of OBP Management IV L.P. and may be deemed to share voting and investment power over the shares held by Oxford Bioscience Partners IV L.P. and mRNA Fund II L.P. Mr. Carthy disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Doug Fambrough, a director of Solexa, is affiliated with Oxford Bioscience Partners IV, L.P. and mRNA Fund II L.P. and does not possess voting and/or investment power of the shares held by these entities. Dr. Fambrough disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Excludes 1,559 shares of restricted common stock and options to purchase 20,000 shares of common stock held by Dr. Fambrough.

(2)	Includes 272,268 shares of common stock issuable upon exercise of a warrant.

(3)	Includes 2,732 shares of common stock issuable upon exercise of a warrant.

(4)	Excludes 763,342 shares of common stock held by Oxford BioScience Partners IV L.P., 272,268 shares of common stock issuable upon exercise of a warrant held by Oxford BioScience Partners IV L.P., 27,523 shares of common stock held by mRNA Fund II L.P. and 2,732 shares of common stock issuable upon exercise of a warrants held by mRNA Fund II L.P.